SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934

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STOCK MARKET SOLUTIONS, INC.
(Name of Registrant as Specified In Its Charter)

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INFORMATION STATEMENT
DATED: August *, 2004

STOCK MARKET SOLUTIONS, INC.
108 Royal Street
New Orleans, Louisiana 70130
504-598-4877

INFORMATION STATEMENT

        This information statement (the “Information Statement”) is furnished to the shareholders of Stock Market Solutions, Inc., a Nevada corporation (the “Company”), with respect to certain corporate actions of the Company. This information is first being provided to shareholders on or about August *, 2004.

        The corporate action involves one Proposal (the “Proposal”):

1.     To approve an amendment to the Company’s Articles of Incorporation to increase the authorized common stock, par value $0.001 per share, of the Company from 50,000,000 shares to 100,000,000 shares.

ONLY THE COMPANY’S SHAREHOLDERS OF RECORD AT THE CLOSE OF BUSINESS JULY *, 2004 (THE “RECORD DATE”) ARE ENTITLED TO NOTICE OF THE PROPOSAL. THE TOTAL VOTING SHARES ARE AS FOLLOWS:

Common Stock - 30,150,000               : One vote per share

SHAREHOLDERS WHO, AS OF THE RECORD DATE, WILL COLLECTIVELY HOLD IN EXCESS OF 50% OF THE VOTES, OR

Total indicated votes of Shareholders — 17,400,000

50% of total votes of all shareholder votes — 15,075,000

HAVE INDICATED THAT THEY WILL GIVE THEIR WRITTEN CONSENT AS PROVIDED UNDER NEVADA LAW FOR THE PROPOSAL. ASSUMING THESE STOCKHOLDERS GIVE THEIR WRITTEN CONSENT, WHICH WE HAVE NO REASON TO BELIEVE WILL NOT OCCUR, THE PROPOSAL SHOULD BE APPROVED WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER SHAREHOLDERS OF THE COMPANY. THIS ACTION IS EXPECTED TO BE TAKEN NOT LESS THAN TWENTY (20) DAYS FROM THE MAILING OF THIS INFORMATION STATEMENT, BUT AS SOON THEREAFTER AS PRACTICABLE.

          BY ORDER OF THE BOARD OF DIRECTORS

/s/ RICHARD SMITTEN
DIRECTOR AND CHIEF EXECUTIVE OFFICER

New Orleans LA
    August *, 2004

TABLE OF CONTENTS

ABOUT THE INFORMATION STATEMENT	4
WHAT IS THE PURPOSE OF THE INFORMATION STATEMENT?	4
WHO IS ENTITLED TO NOTICE?	5
WHAT CORPORATE MATTERS WILL THE PRINCIPAL SHAREHOLDERS VOTE FOR AND HOW WILL THEY VOTE?	5
WHAT VOTE IS REQUIRED TO APPROVE THE PROPOSAL?	5
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS	5
PROPOSAL 1 - AMENDMENT TO THE ARTICLES OF INCORPORATION	7
PURPOSE OF INCREASING NUMBER OF AUTHORIZED SHARES OF COMMON STOCK	7
DESCRIPTION OF SECURITIES	8
COMMON STOCK	8
OTHER SECURITIES	8
ANTI-TAKEOVER EFFECTS OF PROVISIONS OF THE ARTICLES OF INCORPORATION	10
ADDITIONAL INFORMATION	10
INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON	10
PROPOSAL BY SECURITY HOLDERS	11
EXPENSE OF INFORMATION STATEMENT	11
DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS	11
COMPANY CONTACT INFORMATION	11

STOCK MARKET SOLUTIONS, INC.
STOCK MARKET SOLUTIONS, INC.
108 Royal Street
New Orleans, Louisiana 70130
504-598-4877

INFORMATION STATEMENT
August *, 2004

        This information statement contains information related to a corporate action of Stock Market Solutions, Inc., a Nevada corporation (the “Company”), and is expected to be mailed to shareholders on or about August *, 2004.

ABOUT THE INFORMATION STATEMENT

WHAT IS THE PURPOSE OF THE INFORMATION STATEMENT?

This information statement is being provided pursuant to Section 14 of the Securities Exchange Act of 1934 to notify the Company’s shareholders as of the close of business on the Record Date of corporate action expected to be taken pursuant to the consents or authorizations of principal and certain other shareholders.

The corporate action involves one Proposal (the “Proposal”):

1.     To approve an amendment to the Company’s Articles of Incorporation to increase the authorized common stock, par value $0.001 per share, of the Company from 50,000,000 shares to 100,000,000 shares.

ONLY THE COMPANY’S SHAREHOLDERS OF RECORD AT THE CLOSE OF BUSINESS JULY *, 2004 (THE “RECORD DATE”) ARE ENTITLED TO NOTICE OF THE PROPOSAL. THE TOTAL VOTING SHARES ARE AS FOLLOWS:

Common Stock - 30,150,000          : One vote per share

SHAREHOLDERS WHO, AS OF THE RECORD DATE, WILL COLLECTIVELY HOLD IN EXCESS OF 50% OF THE VOTES, OR

Total indicated votes of Shareholders — 17,400,000

50% of total votes of all shareholder votes - 15,075,000

HAVE INDICATED THAT THEY WILL GIVE THEIR WRITTEN CONSENT AS PROVIDED UNDER NEVADA LAW FOR THE PROPOSAL. ASSUMING THESE STOCKHOLDERS GIVE THEIR WRITTEN CONSENT, WHICH WE HAVE NO REASON TO BELIEVE WILL NOT OCCUR, THE PROPOSAL SHOULD BE APPROVED WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER SHAREHOLDERS OF THE COMPANY. THIS ACTION IS EXPECTED TO BE TAKEN NOT LESS THAN TWENTY (20) DAYS FROM THE MAILING OF THIS INFORMATION STATEMENT, BUT AS SOON THEREAFTER AS PRACTICABLE.

WHO IS ENTITLED TO NOTICE?

Each outstanding share of common stock and preferred stock as of record on the close of business on the Record Date, July *, 2004, will be entitled to notice of each matter to be voted upon pursuant to consents or authorizations. Under Nevada corporate law, all the activities requiring shareholder approval may be taken by obtaining the written consent and approval of more than 50% of the holders of voting stock in lieu of a meeting of the shareholders. No action by the other minority shareholders in connection with the Proposal is required.

WHAT CORPORATE MATTERS WILL THE PRINCIPAL AND CERTAIN OTHER SHAREHOLDERS VOTE FOR AND HOW WILL THEY VOTE?

Shareholders holding a majority of the outstanding voting stock have indicated that they will vote for the following matter:

o	FOR the approval of an amendment to the Company’s Articles of Incorporation to increase the authorized shares of the Company’s common stock from 50,000,000 to 100,000,000 shares.

WHAT VOTE IS REQUIRED TO APPROVE THE PROPOSAL?

INCREASE IN AUTHORIZED SHARES OF COMMON STOCK. For the approval of an amendment to the Company’s Articles of Incorporation to increase the authorized shares of the Company’s common stock from 50,000,000 to 100,000,000, the affirmative vote of a majority of the shares of common stock and preferred stock, on a combined basis, outstanding on the record date, or 15,075,000 votes , will be required for approval. Shareholders holding shares with votes in excess of 17,400,000 shares have indicated that they will give their written consent as provided under Nevada law for the proposal. Assuming these stockholders give their written consent, which we have no reason to believe will not occur, the proposal should be approved without the affirmative vote of any other shareholders of the Company. This action is expected to be taken not less than twenty (20) days from the mailing of this information statement, but as soon thereafter as practicable.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

The following tables set forth the ownership, as of the date of this Information Statement, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown. The business address of all persons listed below is 1000 Bourbon St. Ste. 380, New Orleans, Louisiana 70116-2708.

Name address of beneficial owner	Amount of beneficial owner ship	Percentage
Richard Smitten	9,000,000	30
1752 NW 3rd Terrace
Suite 118-c Fort
Lauderdale, Fl
33311

All directors and	9,000,000	30
executive officers as a
group (one person)

This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based upon 30,150,000 shares of common stock outstanding as of August 15, 2004.

PROPOSAL 1 — AMENDMENT TO THE ARTICLES OF INCORPORATION

The Company’s Board of Directors proposes an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock, par value $0.001 per share, from 50,000,000 to 100,000,000 shares.

PURPOSE OF INCREASING NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

The Company is contractually obligated to issue shares of common stock upon the conversion of a recently issued convertible debenture and a recent standby equity distribution agreement. The number of issued and outstanding shares that must be issued upon conversion of the debenture plus the standby equity distribution agreement may exceed the currently authorized and unissued shares of common stock of the Company. In addition to the reasons set forth above, the Company’s Board of Directors believes that it is desirable to have additional authorized shares of common stock available for other possible future financings, possible future acquisition transactions and other general corporate purposes. The Company’s Board of Directors believes that having such additional authorized shares of common stock available for issuance in the future should give the Company greater flexibility and may allow such shares to be issued without the expense and delay of a special shareholders’ meeting. Although such issuance of additional shares with respect to future financings and acquisitions would dilute existing shareholders, management believes that such transactions would increase the value of the Company to its shareholders.

At this time, we have no plans, proposals, or arrangements written or otherwise; and we are not currently considering any acquisition transactions, future financings or other general corporate purposes; that would require us to issue any of the newly authorized shares of common stock other than the shares to be issued under the standby equity distribution agreement and the unsecured convertible debenture.

The amendment to the Company’s Articles of Incorporation provides for the authorization of 50,000,000 additional shares of the Company’s common stock. As of August 15, 2004, 30,150,000 shares of the Company’s common stock were outstanding.

The amendment to the Company’s Articles of Incorporation shall be filed with the Nevada Secretary of State so that the Article IV of the Articles of Incorporation shall be as follows:

The amount of capital stock authorized is One Hundred Million (100,000,000) shares of common stock having a par value of $0.001 per share.

DESCRIPTION OF SECURITIES

COMMON STOCK

The current authorized capital stock of the Company consists of 50,000,000 shares of common stock, par value $0.001 per share. As of August 15, 2004, the Company had 30,150,000 shares of common stock outstanding. Each share of the Company’s common stock entitles the holder to one vote on each matter submitted to a vote of shareholders, including the election of directors. There is no cumulative voting. The holders of the Company’s common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. Holders of the Company’s common stock have no preemptive, conversion or other subscription rights. There are no redemption or sinking fund provisions available to the Company’s common stock. In the event of liquidation, dissolution or winding up the Company, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities. Additional information can be found in our Articles of Incorporation and our Bylaws, which are filed with the Securities and Exchange Commission.

OTHER SECURITIES

Options

In May, 2004, we granted options to acquire 1,600,000 shares to Dennis Kranyak and 250,000 shares to Linda Eberz. The options are exercisable as follows: 500,000 shares at $.03 exercisable during the first 12 months starting on May 15, 2004; 500,000 shares at $.04 the second 12 months commencing in May 15, 2005; and 850,000 shares at $.05 for the third 12 months commencing in May 15, 2006.

STANDBY EQUITY DISTRIBUTION AGREEMENT

Summary

In June 2004, we entered into a standby equity distribution agreement with Cornell Capital Partners, L.P. Pursuant to the standby equity distribution agreement, we may, at our discretion, periodically sell to Cornell Capital Partners shares of common stock for a total purchase price of up to $5,000,000. For each share of common stock purchased under the standby equity distribution agreement, Cornell Capital Partners will pay 92% of the lowest volume weighted average price of the our common stock as quoted by Bloomberg, L.P. on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five days immediately following the notice date. Cornell Capital Partners is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. We also gave Cornell Capital Partners a compensation debenture in the amount of $240,000 upon execution of the equity distribution agreement. In addition, we engaged Newbridge Securities Corporation, a registered broker-dealer, to advise us in connection with the standby equity distribution agreement. For its services, Newbridge Securities Corporation received 181,818 shares of our common stock.

Standby Equity Distribution Agreement Explained

Pursuant to the standby equity distribution agreement, we may periodically sell shares of common stock to Cornell Capital Partners, L.P. to raise capital to fund our working capital needs. The periodic sale of shares is known as an advance. . A closing will be held six trading days after such written notice at which time we will deliver shares of common stock and Cornell Capital Partners, L.P. will pay the advance amount.

We may request advances under the standby equity distribution agreement once the underlying shares are registered with the Securities and Exchange Commission. Thereafter, we may continue to request advances until Cornell Capital Partners has advanced $5,000,000 or two years after the effective date of the accompanying registration statement, whichever occurs first. We may request an advance every five trading days. The maximum amount per advance is $100,000 and the maximum aggregate advance during any 30 day period is $400,000. The amount available under the standby equity distribution agreement is not dependent on the price or volume of our common stock. Because Cornell Capital Partners can repeatedly acquire and sell shares, this limitation does not limit the potential dilutive effect or the total number of shares that Cornell Capital Partners may receive under the standby equity distribution agreement.

We cannot predict the actual number of shares of common stock that will be issued pursuant to the standby equity distribution agreement, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of shares of our common stock that will be issued using certain assumptions. For example, we would need to issue 93,720,712 shares of common stock in order to raise the maximum amount of $5,000,000 under the equity distribution agreement at a purchase price of $.05335 (i.e., 92% of a recent stock price of $.04).

Our obligation to issue shares upon receipt of an advance pursuant to the standby equity distribution agreement is essentially limitless, although under the terms of the agreement Cornell Capital Partners may not own more than 9.9% of our outstanding common stock at any time. The common stock to be issued under the standby equity distribution agreement will be issued at an 8% discount to the market price as defined in the agreement.

We are registering on Form SB-2 a total of 50,000,000 shares of common stock for the sale under the standby equity distribution agreement. The issuance of shares under the equity distribution agreement may result in a change of control. That is, up to 50,000,000 shares of common stock could be issued under the standby equity distribution agreement. If all or a significant block of these shares are held by one or more stockholders working together, then such stockholder or stockholders would have enough shares to assume control of us by electing its or their own directors. This could happen, for example, if Cornell Capital Partners sold the shares purchased under the standby equity distribution agreement to the same purchaser.

Sample Conversion Calculation of the Convertible Debenture

In June 2004, in connection with the standby equity distribution agreement with Cornell Capital Partners, L.P., we gave Cornell Capital Partners, L.P. an unsecured convertible debenture in the amount of $240,000. The convertible debenture is due and payable, with 5% interest, three years from the date of issuance, unless sooner converted into shares of our common stock. The debenture is convertible, subject to a maximum cap of $75,000 per thirty day period, at the holder’s option any time up to maturity at a conversion price equal to an amount equal 97% of the lowest volume weighted average price of the our common stock as quoted by Bloomberg, L.P. on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five days immediately following the notice date. At maturity, we have the option to either pay the holder the outstanding principal balance and accrued interest or to convert the debenture into shares of common stock at a conversion price equal to an amount equal to an amount equal 97% of the lowest volume weighted average price of the our common stock as quoted by Bloomberg, L.P. on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five days immediately preceding the conversion date. We are registering in this offering 5,000,000 shares of common stock underlying the convertible debenture.

The full principal amount of the convertible debenture is due upon default under the terms of convertible debenture. We are obligated to register the resale of the conversion shares issuable upon conversion of the debenture under the Securities Act of 1933, as amended, no later than thirty (30) days from June 14, 2004.

Our obligation to issue shares upon conversion of our convertible debenture is essentially limitless, although the debenture provides that Cornell Capital Partners, L.P. may only convert the debenture for a number of shares that would cause it to beneficially own more that 4.99% of the outstanding shares of our common stock following such conversion.

Risk Factors in connection with the Cornell Capital Partners’ financing.

The continuously adjustable price feature of our standby equity distribution agreement and the fact that under the distribution agreement Cornell Capital Partners will pay less than the then-prevailing market price of our common stock could require us to issue a substantially number of shares at a substantial discount to market price, which will cause dilution to our existing stockholders.

Our obligation to issue shares upon receipt of an advance pursuant to the standby equity distribution agreement is essentially limitless, although the agreement provides that Cornell Capital Partners may not own more than 9.9% of our outstanding common stock at any time. The common stock to be issued under the standby equity distribution agreement will be issued at an 8% discount to the market price as defined in the agreement. Due to the adjustment provisions of the agreement, the lower the trading price of our stock, the more shares we will have to issue. The following is an example of the amount of shares of our common stock issuable in connection with an advance of $100,000 under the standby equity distribution agreement, based on five day weighted average price at July 30, 2004 and market prices 25%, 50% and 75% below the five day weighted average price as of July 30, 2004, which was $.04:

Market or % Below Market	Price per Share	With 8% discount	Number of Shares Issuable	Percentage of Current Issued and Outstanding Common Stock
At Market	$.04$	.03	2,717,391	9.01%
25%	$.03$	.02	3,623,188	12.02%
50%	$.02$	.01	5,434,783	18.26%
75%	$.01$	.00	10,869,565	24.94%

As illustrated, the number of shares of common stock issuable in connection with an advance under the standby equity distribution agreement will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

The sale of our stock under our distribution agreement could encourage short sales by third parties, which could contribute to the future decline of our stock price and materially dilute existing stockholders’ equity and voting rights.

In many circumstances the provision of a standby equity distribution agreement for companies that are traded on the OTCBB has the potential to cause a significant downward pressure on the price of common stock. This is especially the case if the shares being placed into the market exceed the market’s ability to take up the increased stock or if we have not performed in such a manner to show that the equity funds raised will be used to grow our company. Such an event could place further downward pressure on the price of common stock. Under the terms of our distribution agreement we may request numerous draw downs pursuant to the terms of the distribution agreement. Even if we use the distribution agreement to grow our revenues and profits or invest in assets which are materially beneficial to us, the opportunity exists for short sellers and others to contribute to the future decline of our stock price. If there are significant short sales of stock, the price decline that would result from this activity will cause the share price to decline more so which in turn may cause long holders of the stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market for the stock the price will decline. If this occurs, the number of shares of our common stock that is issuable pursuant to the standby equity distribution agreement will increase, which will materially dilute existing stockholders’ equity and voting rights.

We may not be able to access sufficient funds under the standby equity distribution agreement when needed.

We are dependent on external financing to fund our operations. Our financing needs are expected to be substantially provided from the standby equity distribution agreement. No assurances can be given that such financing will be available in sufficient amounts or at all when needed, in part, because we are limited to a maximum draw down of $100,000 per advance.

The continuously adjustable conversion price feature of our convertible debenture could require us to issue a substantially greater number of shares, which will cause dilution to our existing stockholders.

Our obligation to issue shares upon conversion of our convertible debenture is essentially limitless, although the debenture provides that Cornell Capital Partners, L.P. may only convert the debenture for a number of shares that would cause it to beneficially own more that 4.99% of the outstanding shares of our common stock following such conversion. The following is an example of the amount of shares of our common stock that are issuable, upon conversion of our convertible debenture in the amount of $240,000 at a 3% discount to market price as defined in the debenture, excluding accrued interest, based on market prices at July 30, 2004 and at 25%, 50% and 75% below the market priceas of July 30, 2004, which was $.04.

Market or % Below Market	Price per Share	With 8% discount	Number of Shares Issuable	Percentage of Current Issued and Outstanding Common Stock
At Market	$.04$	.03	6,185,567	20.52%
25%	$.03$	.02	8,247,423	27.35%
50%	$.02$	.01	12,371,134	40.56%
75%	$.01$	.00	24,742,268	82.06%

As illustrated, the number of shares of common stock issuable upon conversion of our convertible debenture will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

The continuously adjustable conversion price feature of our convertible debenture may encourage investors to make short sales in our common stock, which could have a depressive effect on the price of our common stock.

The significant downward pressure on the price of the common stock as the selling stockholder converts and sells material amounts of common stock could encourage short sales by investors. This could place further downward pressure on the price of the common stock. The selling stockholder could sell common stock into the market in anticipation of covering the short sale by converting their securities, which could cause the further downward pressure on the stock price. In addition, not only the sale of shares issued upon conversion or exercise of debenture, warrants and options, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

The issuance of shares upon conversion of the convertible debenture may cause immediate and substantial dilution to our existing stockholders.

The issuance of shares upon conversion of the convertible debenture may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

In the event that our stock price declines, the shares of common stock allocated for conversion of the convertible debenture and registered pursuant to our registration statement on Form SB-2 may not be adequate and we may be required to file a subsequent registration statement covering additional shares. If the shares we have allocated and are registering herewith are not adequate and we are required to file an additional registration statement, we may incur substantial costs in connection therewith.

Based on our current market price and the potential decrease in our market price as a result of the issuance of shares upon conversion of the convertible debenture, we have made a good faith estimate as to the amount of shares of common stock that we are required to register and allocate for conversion of the convertible debenture. Accordingly, we have allocated and registered on Form SB-2 5,000,000 shares to cover the conversion of the convertible debenture. In the event that our stock price decreases, the shares of common stock we have allocated for conversion of the convertible debenture and are registering hereunder may not be adequate. If the shares we have allocated to the registration statement are not adequate and we are required to file an additional registration statement, we may incur substantial costs in connection with the preparation and filing of such registration statement.

If we are required for any reason to repay our outstanding convertible debenture, we would be required to deplete our working capital, if available, or raise additional funds. Our failure to repay the convertible debenture, if required, could result in legal action against us, which could require the sale of substantial assets.

In June 2004, in connection with the standby equity distribution agreement with Cornell Capital Partners, L.P., we gave Cornell Capital Partners, L.P. an unsecured convertible debenture in the amount of $240,000. The convertible debenture is due and payable, with 5% interest, three years from the date of issuance, unless sooner converted into shares of our common stock. Any event of default such as our failure to repay the principal or interest when due, our failure to issue shares of common stock upon conversion by the holder, breach of any covenant, representation or warranty in the standby equity distribution agreement, the commencement of a bankruptcy, insolvency, reorganization or liquidation proceeding against us and the delisting of our common stock could require the early repayment of the convertible debenture, if the default is not cured with the specified grace period. We anticipate that the full amount of the convertible debenture, together with accrued interest, will be converted into shares of our common stock, in accordance with the terms of the convertible debenture. If we are required to repay the convertible debenture, we would be required to use our limited working capital and raise additional funds.

ANTI-TAKEOVER EFFECTS OF PROVISIONS OF THE ARTICLES OF INCORPORATION

Although the increase in the authorized number of shares of common stock will not, in and of itself, have any immediate effect on the rights of our stockholders, any future issuance of additional shares of common stock could affect our stockholders in a number of respects, including the following:

o	Dilution to the existing stockholders, including a dilution of the voting power of the current holders of our common stock, and a decrease in the earnings per share and book value per share of outstanding shares of our common stock at such time. In addition, the issuance of additional shares could adversely affect the market price of our common stock.

o	The issuance of authorized but unissued stock could be used to deter a potential takeover of us that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with our board of directors’ desires. A takeover may be beneficial to independent stockholders because, among other reasons, a potential suitor may offer such stockholders a premium for their shares of stock compared to the then-existing market price. Management might use the additional shares to resist or frustrate such a third party transaction providing an above market premium that is favored by a majority of the independent shareholders.

We have no present intention to use the increased authorized common stock for anti-takeover purposes, nor is the proposed amendment in response to any effort by any person or group to accumulate our stock or to obtain control of us by any means. The proposed amendment is not intended to have any anti-takeover effect and is not part of any series of anti-takeover measures contained in our articles of incorporation or bylaws as in effect on the date hereof. However, the issuance of additional shares of common stock would increase the number of shares necessary to acquire control of the board of directors or to meet the voting requirements imposed by Nevada law with respect to a merger or other business combination involving us. Issuance of additional shares unrelated to any takeover attempt could also have these effects. Management has no current intent to propose anti-takeover measures in future proxy solicitations or information statements. Further, the Company does not have any plans or proposal to adopt provisions or enter into agreements and there are no provisions in any existing agreements, including but not limited to our articles, bylaws, employment agreements or credit agreements, that may have material anti-takeover consequences.

ADDITIONAL INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file annual and quarterly reports on Form 10-KSB and 10-QSB, proxy and information statements and other forms and reports with the Securities and Exchange Commission. Reports and other information filed by us can be inspected and copied at the public reference facilities maintained at the Securities and Exchange Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Securities and Exchange Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Securities and Exchange Commission also maintains a web site on the Internet (http://www.sec.gov) where reports, proxy and information statements and other information regarding issuers that file electronically with the Securities and Exchange Commission through the Electronic Data Gathering, Analysis and Retrieval System may be obtained free of charge.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

    (a)        No officer or director of the Company has any substantial interest in the matters to be acted upon, other than his role as an officer or director of the Company.

    (b)        No director of the Company has informed the Company that he intends to oppose the proposed actions to be taken by the Company set forth in this information statement.

PROPOSAL BY SECURITY HOLDERS

No security holder has requested the Company to included any Proposal in this information statement.

EXPENSE OF INFORMATION STATEMENT

The Company has paid no expenses in connection with or related directly or indirectly to this Information Statement prior to its mailing. The expenses of mailing this Information Statement will be borne by our Company, including expenses in connection with the preparation and mailing of this Information Statement and all documents that now accompany or may after supplement it. It is contemplated that brokerage houses, custodians, nominees, and fiduciaries will be requested to forward the Information Statement to the beneficial owners of our common stock held of record by such persons and that our Company will reimburse them for their reasonable expenses incurred in connection therewith.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one information statement is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. The Company shall deliver promptly upon written or oral request a separate copy of the information statement to a security holder at a shared address to which a single copy of the documents was delivered. A security holder can notify the Company that the security holder wishes to receive a separate copy of the information statement by sending a written request to the Company below; or by calling the Company at the number below and requesting a copy of the Information Statement. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements and annual reports.

COMPANY CONTACT INFORMATION

All inquires regarding our Company should be addressed to our Company’s principal executive office:

STOCK MARKET SOLUTIONS, INC.
108 Royal Street Ste. 380
New Orleans, Louisiana 70130
504-598-4877

Attention: Richard Smitten, President

SIGNATURE

Dated August *, 2004

/s/ Richard Smitten
Richard Smitten, Chairman, President and CEO